INTERNATIONAL ROTATION FUND

SCHEDULE OF INVESTMENTS (Unaudited)

December 31, 2007

Market

Unrealized

Shares

Value

Contracts

Gain (Loss)

EXCHANGE TRADED FUNDS 35.1%

March 2008 EURO FX Futures

iShares MSCI Australia Index

Contracts

Fund

184,400

$

5,314,408

(Aggregate Market Value of

iShares MSCI Belgium Index

Contracts $12,782,875)

70 $

________

(97,761)

Fund

168,300

4,106,520

iShares MSCI Sweden Index

(Total Aggregate Market Value of Contracts

Fund

70,400

2,162,688

$20,943,625)

$

________

12,550

iShares MSCI Pacific ex-Japan

Index Fund

12,500

1,928,500

Futures Contracts Purchased

iShares MSCI Germany Index

March 2008 TSE 60 Index

Fund

700

________

24,808

Futures Contracts

(Aggregate Market Value of

Total Exchange Traded Funds

Contracts $8,192,613)

50

268,737

(Cost $14,709,224)

________

13,536,924

March 2008 DAX Germany

Futures Contracts

Face

(Aggregate Market Value of

Amount

Contracts $2,353,139)

8

37,631

REPURCHASE AGREEMENTS 58.7%

January 2008 Hang Seng Index

Collateralized by U.S. Treasury

Futures Contracts

Obligations

(Aggregate Market Value of

Mizuho Financial Group, Inc.

Contracts $3,402,099)

19

(39,487)

issued 12/31/07 at 1.40% due

January 2008 IBEX 35 Index

01/02/08

$ 12,977,707

12,977,707

Futures Contracts

Lehman Brother Holdings, Inc.

(Aggregate Market Value of

issued 12/31/2007 at 1.00%

Contracts $2,170,136)

10

(68,576)

due 01/02/08

7,656,205

7,656,205

March 2008 S&P/MIB Index

Morgan Stanley issued

Futures Contracts

12/31/2007 at 1.20% due

(Aggregate Market Value of

01/02/08

1,996,570

________

1,996,570

Contracts $8,392,545)

30

________

(84,748)

Total Repurchase Agreements

(Total Aggregate Market Value of Contracts

(Cost $22,630,482)

________

22,630,482

$24,510,532)

$

________

113,557

Total Investments 93.8%

(Cost $37,339,706)

$

_______

36,167,406

Other Assets in Excess of

Liabilities – 6.2%

$

_______

2,386,449

Net Assets – 100.0%

$

38,553,855

Unrealized

Contracts

Gain

Foreign Currency Futures Contracts Purchased

March 2008 CAD Currency

Futures Contracts

(Aggregate Market Value of

Contracts $8,160,750)

81 $

110,311

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